Exhibit 99.1

KCAP Announces Distribution Record Date Change

NEW YORK, December 18, 2015 (GLOBE NEWSWIRE) -- KCAP Financial, Inc. (Nasdaq:KCAP) (the “Company”) announced today that the record date for the Company’s fourth quarter 2015 distribution will move two days, from January 4, 2016 to January 6, 2016. The distribution amount remains unchanged at $0.15 per share of common stock with a payment date of January 28, 2016.

About KCAP Financial, Inc.

KCAP Financial, Inc. is a publicly traded, internally managed business development company. Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Our wholly owned portfolio companies, Trimaran Advisors, L.L.C. and Katonah Debt Advisors, L.L.C. manage collateralized debt obligation funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

KCAP Financial, Inc.'s filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on its website at www.kcapfinancial.com.

KCAP-G

CONTACT:	Ted Gilpin

gilpin@kcapinc.com

(212) 455-8300

Source: KCAP Financial, Inc.

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